Artisan Partners Asset Management Inc. Reports 3Q18 Results
Milwaukee, WI - October 30, 2018 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and nine months ended September 30, 2018.
CEO and Chairman Eric Colson said, “During the third quarter we executed on two important business initiatives. First, we evolved the Artisan Global Value team into two teams each with expanded leadership. Second, we recruited Rezo Kanovich to join Artisan and manage the Artisan Non-U.S. Small-Cap Growth strategy. These developments highlight our commitment to investment talent, degrees of freedom, and high value-added client outcomes—and the flexibility we have to deliver on those commitments.
“Effective October 1, the Artisan Global Value team divided into the Artisan International Value team, led by David Samra, and the Artisan Global Value team, led by Dan O’Keefe. We also promoted the team’s four associate portfolio managers to co-portfolio managers. The result is two distinct investment franchises each with proven leadership, more room for professional growth, and greater investment flexibility—all of which should directly benefit clients.
“We are pleased with the early feedback from clients, consultants, and intermediaries. For example, Morningstar evaluated the changes and reiterated its Gold Analyst Ratings for each of the funds managed by the two new teams. That said, as with most of the decisions we make, we expect the benefits to materialize over long time frames in the form of high-quality outcomes for our clients, investors, investment professionals, and firm.
“Also in October, Rezo Kanovich joined our Global Equity team and assumed sole portfolio management responsibilities for the Artisan Non-U.S. Small-Cap Growth strategy. Rezo formerly managed an international small-mid company strategy at OppenheimerFunds. At Artisan, he is joined by two analysts with whom he previously worked. In connection with these additions, we re-opened the Non-U.S. Small-Cap Growth strategy to new clients and investors and have announced a series of changes to increase the strategy’s degrees of freedom.
“Rezo and his analysts will actively collaborate with the broader Global Equity team with whom they share a similar investment philosophy. This arrangement allows each group to draw on the intellectual resources and ideas of the other, while maintaining the benefits of autonomous investment decision-making.
“These changes—for both the Global Value and Global Equity teams—reflect our commitment to reinvesting in our existing franchises to make them stronger and more capable for clients. Over the last five years, in addition to launching three new investment teams, we have made meaningful reinvestments in each of our five preexisting investment teams—reinvestments that are unique to each team’s people, culture, and investment process.
“Subsequent to the end of the quarter, our AUM declined to approximately $104 billion as of October 29, 2018, primarily due to a sharp decline in global equity markets. We have designed, and we operate, our firm and financial model with the expectation that markets will be volatile. The majority of our expenses, including most of our investment team compensation, fluctuate directly with AUM and revenues. The variable expense model results in a more stable environment for our investment talent and keeps us focused on our long-term business objectives. We are built for market volatility and expect our active investment approach to distinguish us over the long term.
“We will continue to remain focused on partnering with talented investors to develop and grow unique and durable investment franchises. We will remain patient for the right clients on the right terms. We do not manage our business with the goal of generating short-term asset growth, nor will we allow the industry’s focus on client cash flows to derail our long-term investments-first mentality. We will grow our business value through value-added investment performance and new investment talent, while maintaining our financial discipline, including fees and operating margin. Our patience, discipline, and long-term performance for clients will define who we are, not industry trends or performance cycles.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$116.6	$114.2	$113.7	$116.6	$113.7
Average	116.2	115.8	111.4	116.8	106.6

Consolidated Financial Results (GAAP)
Revenues	$212.8	$212.3	$204.6	$637.1	$584.9
Operating income	81.8	78.9	80.7	240.7	205.2
Operating margin	38.5%	37.2%	39.4%	37.8%	35.1%
Net income attributable to Artisan Partners Asset Management Inc.	$42.5	$42.0	$30.7	$125.8	$77.1
Basic and diluted earnings per share	0.77	0.72	0.61	2.27	1.48

Adjusted[1] Financial Results
Adjusted operating income	$81.8	$78.9	$80.7	$240.7	$217.9
Adjusted operating margin	38.5%	37.2%	39.4%	37.8%	37.2%
Adjusted EBITDA[2]	$84.1	$80.6	$82.2	$246.3	$222.3
Adjusted net income	60.8	58.6	49.1	178.7	132.2
Adjusted earnings per adjusted share	0.79	0.76	0.65	2.32	1.75

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest expense, income taxes, depreciation and amortization expense.

Assets Under Management Increased to $116.6 billion
AUM increased to $116.6 billion at September 30, 2018, an increase of $2.4 billion, or 2.1%, compared to $114.2 billion at June 30, 2018, as a result of $3.9 billion in market appreciation partially offset by $1.5 billion of net client cash outflows.
Average AUM for the September 2018 quarter was $116.2 billion, an increase of 0.4% compared to average AUM for the June 2018 quarter of $115.8 billion and a 4.4% increase from the average of $111.4 billion for the September 2017 quarter.
September 2018 Quarter Compared to June 2018 Quarter
GAAP net income was $42.5 million, or $0.77 per basic and diluted share, in the September 2018 quarter, compared to net income of $42.0 million, or $0.72 per basic and diluted share, in the June 2018 quarter. Adjusted net income was $60.8 million, or $0.79 per adjusted share, in the September 2018 quarter, an increase of 4% compared to adjusted net income of $58.6 million, or $0.76 per adjusted share, in the June 2018 quarter.

•
Revenues of $212.8 million in the September 2018 quarter increased $0.5 million from $212.3 million in the June 2018 quarter primarily due to one additional calendar day in the September 2018 quarter, partially offset by a $2.2 million decrease in performance fees recognized in the September 2018 quarter.

•
Operating expenses of $131.0 million in the September 2018 quarter decreased $2.4 million, or 2%, from $133.4 million in the June 2018 quarter, primarily as a result of a $2.5 million decrease in equity-based compensation expense as the Company’s initial post-IPO equity grant fully amortized during the September 2018 quarter. That decrease was partially offset by an increase in occupancy expense related to the relocation of one of our investment teams.

•	GAAP and adjusted operating margin was 38.5% for the September 2018 quarter compared to 37.2% for the June 2018 quarter.
September 2018 Quarter Compared to September 2017 Quarter
GAAP net income was $42.5 million, or $0.77 per basic and diluted share, in the September 2018 quarter, compared to net income of $30.7 million, or $0.61 per basic and diluted share, in the September 2017 quarter. Adjusted net income was $60.8 million, or $0.79 per adjusted share, in the September 2018 quarter, an increase of 24% compared to adjusted net income of $49.1 million, or $0.65 per adjusted share, in the September 2017 quarter.

•
Revenues of $212.8 million in the September 2018 quarter increased $8.2 million, or 4%, from $204.6 million in the September 2017 quarter primarily due to higher average AUM in the September 2018 quarter.

•
Operating expenses of $131.0 million in the September 2018 quarter increased $7.1 million, or 6%, from $123.9 million in the September 2017 quarter primarily as a result of higher compensation expense due to increased revenues, increases in salary and benefit costs, an increase in occupancy expense related to the investment team relocation and increased technology costs.

•	GAAP and adjusted operating margin was 38.5% for the September 2018 quarter compared to 39.4% for the September 2017 quarter.

•
The GAAP effective tax rate was 18% in the September 2018 quarter, decreasing from 27% in the September 2017 quarter primarily due to the decrease in the U.S. federal corporate tax rate as a result of the Tax Cuts and Jobs Act (“Tax Reform”), which was enacted in 2017.

•	The adjusted effective tax rate declined to 23.5% in the September 2018 quarter compared to 37% in the September 2017 quarter due to the impact of Tax Reform.

Nine months ended September 2018 Compared to Nine months ended September 2017
GAAP net income was $125.8 million, or $2.27 per basic and diluted share, for the nine months ended September 2018, compared to net income of $77.1 million, or $1.48 per basic and diluted share, for the nine months ended September 2017. Adjusted net income was $178.7 million, or $2.32 per adjusted share, for the nine months ended September 2018, an increase of 35% compared to adjusted net income of $132.2 million, or $1.75 per adjusted share, for the nine months ended September 2017.

•	Revenues of $637.1 million for the nine months ended September 2018 increased $52.2 million, or 9%, from $584.9 million for the nine months ended September 2017 primarily due to higher average AUM.

•
Operating expenses of $396.4 million for the nine months ended September 2018 increased $16.7 million, or 4%, from $379.7 million for the nine months ended September 2017 primarily as a result of higher compensation expense due to increased revenues, a $5.1 million increase in equity-based compensation expense related to additional post-IPO equity grants, increases in salary and benefit costs and an increase in occupancy expenses. These increases were partially offset by the completed amortization of pre-offering related equity compensation expense in 2017.

•	GAAP operating margin was 37.8% for the nine months ended September 2018 compared to 35.1% for the nine months ended September 2017.

•	Adjusted operating margin was 37.8% for the nine months ended September 2018 compared to 37.2% for the nine months ended September 2017.

•
The GAAP effective tax rate was 16% for the nine months ended September 2018, decreasing from 25% for the nine months ended September 2017 primarily due to the decrease in the U.S. federal corporate tax rate as a result of Tax Reform.

•	The adjusted effective tax rate declined to 23.5% for the nine months ended September 2018 from 37% for the nine months ended September 2017 due to the impact of Tax Reform.
Capital Management
Cash and cash equivalents were $211.4 million at September 30, 2018 compared to $137.3 million at December 31, 2017. The Company paid a quarterly dividend of $0.60 per share of Class A common stock during the September 2018 quarter. The Company had total borrowings of $200.0 million at September 30, 2018 and December 31, 2017.
During the September 2018 quarter, limited partners of Artisan Partners Holdings exchanged 66,000 common units for 66,000 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 66,000 shares.
Total stockholders’ equity was $136.9 million at September 30, 2018 compared to $108.1 million at December 31, 2017. The Company had 54.0 million Class A common shares outstanding at September 30, 2018.
During the September 2018 quarter, the Company determined that it no longer has a controlling financial interest in an investment product that was previously consolidated. The assets and liabilities of that investment product are no longer included in the Company’s Condensed Consolidated Statements of Financial Condition.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.5X at September 30, 2018.
On October 25, 2018, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on November 30, 2018, to Class A shareholders of record as of the close of business on November 16, 2018.
In the first quarter of 2019 the Company plans to transition to a variable quarterly dividend that will fluctuate with the amount of cash the Company generates each quarter.

*********

Conference Call
The Company will host a conference call on October 31st, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10125295. A replay of the call will be available until November 7, 2018 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10125295. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 21, 2018. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.

Unless otherwise noted, composite returns have been presented gross of investment advisory fees applied to client accounts, but include applicable trade commissions and transaction costs. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a Composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the Composite. Fees may be higher for certain pooled vehicles, and the Composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Composite data shown for the Artisan High Income strategy is represented by a single account.

The Morningstar Analyst Rating is a subjective, forward-looking evaluation based on quantitative and qualitative analysis by Morningstar mutual fund analysts on five key pillars: process, performance, people, parent, and price. Gold is the highest of four Analyst Rating categories. The Rating is not a credit or risk rating and should not be used as the sole basis in evaluating a fund. Morningstar Analyst Ratings are based on Morningstar’s current expectations about future events; therefore, in no way are the ratings a guarantee nor should they be viewed by an investor as such. Morningstar Analyst Ratings involve unknown risks and uncertainties which may cause Morningstar’s expectations not to occur or to differ significantly from what is described. For the full rating methodology, go to:
Corporate.Morningstar.com/us/documents/MethodologyDocuments/AnalystRatingforFundsMethodology.pdf.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$134.5	$134.0	$128.7	$402.3	$370.0
Separate accounts	78.2	76.0	75.9	232.4	214.6
Performance fees	0.1	2.3	—	2.4	0.3
Total revenues	212.8	212.3	204.6	637.1	584.9

Operating expenses
Compensation and benefits	102.7	106.8	98.5	314.7	288.2
Pre-offering related compensation - share-based awards	—	—	—	—	12.7
Total compensation and benefits	102.7	106.8	98.5	314.7	300.9
Distribution, servicing and marketing	6.6	6.8	7.7	20.4	22.3
Occupancy	5.4	4.3	3.5	13.6	10.7
Communication and technology	9.6	8.9	8.2	27.2	25.2
General and administrative	6.7	6.6	6.0	20.5	20.6
Total operating expenses	131.0	133.4	123.9	396.4	379.7
Operating income	81.8	78.9	80.7	240.7	205.2
Interest expense	(2.9)	(2.8)	(2.9)	(8.5)	(8.7)
Net investment gain (loss) of consolidated investment products	0.3	2.9	1.6	9.5	1.6
Net gain (loss) on the tax receivable agreements	0.3	—	0.5	0.3	0.5
Net investment income	1.4	0.7	0.1	2.5	0.5
Total non-operating income (expense)	(0.9)	0.8	(0.7)	3.8	(6.1)
Income before income taxes	80.9	79.7	80.0	244.5	199.1
Provision for income taxes	14.2	12.1	21.5	38.5	49.2
Net income before noncontrolling interests	66.7	67.6	58.5	206.0	149.9
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.0	23.2	27.2	73.3	72.2
Less: Net income attributable to noncontrolling interests - consolidated investment products	0.2	2.4	0.6	6.9	0.6
Net income attributable to Artisan Partners Asset Management Inc.	$42.5	$42.0	$30.7	$125.8	$77.1

Basic and diluted earnings per share - Class A common shares	$0.77	$0.72	$0.61	$2.27	$1.48

Average shares outstanding
Class A common shares	49.4	49.0	45.9	48.6	44.1
Unvested restricted share-based awards	4.8	5.2	4.2	4.9	4.2
Total average shares outstanding	54.2	54.2	50.1	53.5	48.3

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$42.5	$42.0	$30.7	$125.8	$77.1
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.0	23.2	27.2	73.3	72.2
Add back: Provision for income taxes	14.2	12.1	21.5	38.5	49.2
Add back: Pre-offering related compensation - share-based awards	—	—	—	—	12.7
Add back: Net (gain) loss on the tax receivable agreements	(0.3)	—	(0.5)	(0.3)	(0.5)
Add back: Net investment (gain) loss of investment products attributable to APAM	(1.0)	(0.8)	(0.9)	(3.8)	(0.9)
Less: Adjusted provision for income taxes	18.6	17.9	28.9	54.8	77.6
Adjusted net income (Non-GAAP)	$60.8	$58.6	$49.1	$178.7	$132.2

Average shares outstanding
Class A common shares	49.4	49.0	45.9	48.6	44.1

Assumed vesting or exchange of:
Unvested restricted share-based awards	4.8	5.2	4.2	4.9	4.2
Artisan Partners Holdings LP units outstanding (non-controlling interest)	23.0	23.0	25.7	23.5	27.3
Adjusted shares	77.2	77.2	75.8	77.0	75.6

Basic and diluted earnings per share (GAAP)	$0.77	$0.72	$0.61	$2.27	$1.48
Adjusted net income per adjusted share (Non-GAAP)	$0.79	$0.76	$0.65	$2.32	$1.75

Operating income (GAAP)	$81.8	$78.9	$80.7	$240.7	$205.2
Add back: Pre-offering related compensation - share-based awards	—	—	—	—	12.7
Adjusted operating income (Non-GAAP)	$81.8	$78.9	$80.7	$240.7	$217.9

Operating margin (GAAP)	38.5%	37.2%	39.4%	37.8%	35.1%
Adjusted operating margin (Non-GAAP)	38.5%	37.2%	39.4%	37.8%	37.2%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$42.5	$42.0	$30.7	$125.8	$77.1
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	24.0	23.2	27.2	73.3	72.2
Add back: Pre-offering related compensation - share-based awards	—	—	—	—	12.7
Add back: Net (gain) loss on the tax receivable agreements	(0.3)	—	(0.5)	(0.3)	(0.5)
Add back: Net investment (gain) loss of investment products attributable to APAM	(1.0)	(0.8)	(0.9)	(3.8)	(0.9)
Add back: Interest expense	2.9	2.8	2.9	8.5	8.7
Add back: Provision for income taxes	14.2	12.1	21.5	38.5	49.2
Add back: Depreciation and amortization	1.8	1.3	1.3	4.3	3.8
Adjusted EBITDA (Non-GAAP)	$84.1	$80.6	$82.2	$246.3	$222.3

Supplemental Non-GAAP Financial Information
The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), and (3) net investment gain (loss) of investment products. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to APAM. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), and (3) net investment gain (loss) of investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 23.5% and 37.0% for the 2018 and 2017 periods, respectively.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•	Adjusted EBITDA represents adjusted net income before interest expense, income taxes, and depreciation and amortization expense.

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at APAM’s IPO, which closed on March 12, 2013. As of July 1, 2017, all Class B common units of Artisan Partners Holdings were fully vested and expensed.
Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with APAM’s initial public offering and related reorganization.
Net investment gain (loss) of investment products represents the non-operating income (expense) related to the Company’s seed investments, in both consolidated investment products and unconsolidated investment products. Excluding these non-operating market gains or losses on seed investments provides greater transparency to evaluate the profitability and efficiency of the underlying operations of the business.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$211.4	$137.3
Accounts receivable	76.8	76.7
Investment securities	18.2	5.0
Deferred tax assets	434.0	429.2
Assets of consolidated investment products	96.4	154.0
Other	39.5	35.0
Total assets	$876.3	$837.2

Liabilities and equity
Accounts payable, accrued expenses, and other	$105.7	$26.0
Borrowings	199.3	199.1
Amounts payable under tax receivable agreements	369.0	385.4
Liabilities of consolidated investment products	34.7	56.0
Total liabilities	708.7	666.5

Redeemable noncontrolling interests	30.7	62.6
Total stockholders’ equity	136.9	108.1
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$876.3	$837.2

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2018	2018	2017	2018	2017

Beginning assets under management	$114,190	$114,816	$109,405	(0.5)%	4.4%
Gross client cash inflows	3,642	$4,693	3,660	(22.4)%	(0.5)%
Gross client cash outflows	(5,187)	$(5,032)	(4,817)	(3.1)%	(7.7)%
Net client cash flows	(1,545)	(339)	(1,157)	(355.8)%	(33.5)%
Market appreciation (depreciation)	3,928	$(287)	5,440	1,468.6%	(27.8)%
Ending assets under management	$116,573	$114,190	$113,688	2.1%	2.5%
Average assets under management	$116,221	$115,784	$111,372	0.4%	4.4%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2018	2017		2017

Beginning assets under management	$115,494	$96,845		19.3%
Gross client cash inflows	13,755	13,028		5.6%
Gross client cash outflows	(16,242)	(15,979)		(1.6)%
Net client cash flows	(2,487)	(2,951)		15.7%
Market appreciation (depreciation)	3,566	19,794		(82.0)%
Ending assets under management	$116,573	$113,688		2.5%
Average assets under management	$116,769	$106,622		9.5%

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended		By Investment Team								By Vehicle
	Growth	Global Equity	U.S. Value	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts[1]	Total
September 30, 2018
Beginning assets under management	$31,089	$28,064	$8,308	$40,767	$197	$3,072	$2,506	$187	$114,190	$57,409	$56,781	$114,190
Gross client cash inflows	1,289	464	317	1,056	6	285	107	118	3,642	2,453	1,189	3,642
Gross client cash outflows	(1,549)	(1,451)	(515)	(1,338)	(5)	(134)	(190)	(5)	(5,187)	(3,657)	(1,530)	(5,187)
Net client cash flows	(260)	(987)	(198)	(282)	1	151	(83)	113	(1,545)	(1,204)	(341)	(1,545)
Market appreciation (depreciation)	1,960	825	254	953	(5)	68	(141)	14	3,928	1,711	2,217	3,928
Net transfers[2]	—	—	—	—	—	—	—	—	—	—	—	—
Ending assets under management	$32,789	$27,902	$8,364	$41,438	$193	$3,291	$2,282	$314	$116,573	$57,916	$58,657	$116,573
Average assets under management	$32,098	$28,190	$8,475	$41,451	$195	$3,174	$2,390	$249	$116,221	$58,149	$58,072	$116,221

June 30, 2018
Beginning assets under management	$30,871	$28,611	$8,195	$41,558	$292	$2,658	$2,509	$122	$114,816	$57,950	$56,866	$114,816
Gross client cash inflows	1,301	1,044	285	1,125	10	568	295	65	$4,693	3,084	1,609	4,693
Gross client cash outflows	(1,903)	(1,077)	(491)	(1,171)	(81)	(188)	(115)	(6)	$(5,032)	(3,290)	(1,742)	(5,032)
Net client cash flows	(602)	(33)	(206)	(46)	(71)	380	180	59	(339)	(206)	(133)	(339)
Market appreciation (depreciation)	820	(514)	319	(745)	(24)	34	(183)	6	$(287)	(317)	30	(287)
Net transfers[2]	—	—	—	—	—	—	—	—	$—	(18)	18	—
Ending assets under management	$31,089	$28,064	$8,308	$40,767	$197	$3,072	$2,506	$187	$114,190	$57,409	$56,781	$114,190
Average assets under management	$31,217	$28,792	$8,288	$41,709	$277	$2,810	$2,529	$162	$115,784	$58,406	$57,378	$115,784

September 30, 2017
Beginning assets under management	$29,881	$28,194	$8,692	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Gross client cash inflows	1,019	533	232	1,163	2	224	485	2	3,660	2,948	712	3,660
Gross client cash outflows	(1,310)	(1,527)	(552)	(1,262)	(2)	(114)	(49)	(1)	(4,817)	(3,246)	(1,571)	(4,817)
Net client cash flows	(291)	(994)	(320)	(99)	—	110	436	1	(1,157)	(298)	(859)	(1,157)
Market appreciation (depreciation)	1,055	1,633	303	2,231	25	57	134	2	5,440	2,636	2,804	5,440
Net transfers[2]	—	—	—	—	—	—	—	—	—	(445)	445	—
Ending assets under management	$30,645	$28,833	$8,675	$40,679	$302	$2,473	$2,066	$15	$113,688	$56,481	$57,207	$113,688
Average assets under management	$30,236	$28,541	$8,660	$39,425	$293	$2,394	$1,809	$14	$111,372	$55,358	$56,014	$111,372

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team									By Vehicle
	Growth	Global Equity	U.S. Value	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts[1]	Total
September 30, 2018
Beginning assets under management	$30,628	$29,235	$8,765	$41,687	$282	$2,554	$2,253	$90	$115,494	$57,349	$58,145	$115,494
Gross client cash inflows	3,873	2,554	852	4,305	23	1,205	733	210	13,755	10,076	3,679	13,755
Gross client cash outflows	(5,638)	(4,326)	(1,591)	(3,628)	(90)	(580)	(376)	(13)	(16,242)	(10,405)	(5,837)	(16,242)
Net client cash flows	(1,765)	(1,772)	(739)	677	(67)	625	357	197	(2,487)	(329)	(2,158)	(2,487)
Market appreciation (depreciation)	3,926	439	338	(926)	(22)	112	(328)	27	3,566	1,150	2,416	3,566
Net transfers[2]	—	—	—	—	—	—	—	—	—	(254)	254	—
Ending assets under management	$32,789	$27,902	$8,364	$41,438	$193	$3,291	$2,282	$314	$116,573	$57,916	$58,657	$116,573
Average assets under management	$31,732	$28,885	$8,460	$41,932	$255	$2,874	$2,456	$175	$116,769	$58,480	$58,289	$116,769

September 30, 2017
Beginning assets under management	$25,714	$25,510	$8,588	$33,940	$228	$1,878	$987	$—	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	3,644	2,357	1,348	3,849	9	921	886	14	13,028	9,602	3,426	13,028
Gross client cash outflows	(4,177)	(5,443)	(1,941)	(3,743)	(5)	(485)	(184)	(1)	(15,979)	(11,663)	(4,316)	(15,979)
Net client cash flows	(533)	(3,086)	(593)	106	4	436	702	13	(2,951)	(2,061)	(890)	(2,951)
Market appreciation (depreciation)	5,464	6,409	680	6,633	70	159	377	2	19,794	9,703	10,091	19,794
Net transfers[2]	—	—	—	—	—	—	—	—	—	(528)	528	—
Ending assets under management	$30,645	$28,833	$8,675	$40,679	$302	$2,473	$2,066	$15	$113,688	$56,481	$57,207	$113,688
Average assets under management[3]	$28,809	$27,701	$8,732	$37,425	$269	$2,216	$1,462	$13	$106,622	$53,678	$52,965	$106,622

______________________________________
1 Separate account AUM consists of the assets we manage in or through vehicles other than Artisan Funds or Artisan Global Funds. Separate account AUM includes assets we manage in traditional separate accounts, as well as assets we manage in Artisan-branded collective investment trusts, in funds (both public and private) that we sub-advise, and in our own privately offered funds.
2 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
3 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's first strategy began investment operations, and September 30, 2017.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2018
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Growth Team
Global Opportunities Strategy	2/1/2007	$17,241	13.56%	17.98%	12.81%	13.97%	11.04%	583
MSCI All Country World Index			9.77%	13.38%	8.66%	8.18%	5.21%
Global Discovery Strategy	9/1/2017	$132	22.32%	—%	—%	—%	21.96%	1,102
MSCI All Country World Index			9.77%	—%	—%	—%	10.94%
U.S. Mid-Cap Growth Strategy	4/1/1997	$12,324	22.75%	15.05%	11.29%	14.59%	15.43%	491
Russell Midcap® Index			13.98%	14.50%	11.65%	12.30%	10.52%
Russell Midcap® Growth Index			21.10%	16.63%	12.99%	13.45%	9.58%
U.S. Small-Cap Growth Strategy	4/1/1995	$3,092	36.45%	22.33%	14.14%	15.91%	11.40%	165
Russell 2000® Index			15.24%	17.10%	11.07%	11.11%	9.75%
Russell 2000® Growth Index			21.06%	17.96%	12.13%	12.65%	8.39%
Global Equity Team
Global Equity Strategy	4/1/2010	$1,543	18.36%	15.82%	11.33%	—%	13.40%	467
MSCI All Country World Index			9.77%	13.38%	8.66%	—%	8.73%
Non-U.S. Growth Strategy	1/1/1996	$25,753	5.81%	9.73%	5.27%	7.96%	10.24%	536
MSCI EAFE Index			2.74%	9.23%	4.41%	5.38%	4.88%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$606	10.46%	9.80%	6.42%	11.10%	13.40%	320
MSCI EAFE Small Cap Index			3.73%	12.38%	7.95%	9.67%	10.20%
U.S. Value Team
Value Equity Strategy	7/1/2005	$2,628	10.62%	18.02%	10.42%	10.93%	8.84%	(50)
Russell 1000® Index			17.76%	17.05%	13.66%	12.08%	9.34%
Russell 1000® Value Index			9.45%	13.54%	10.71%	9.78%	7.63%
U.S. Mid-Cap Value Strategy	4/1/1999	$5,736	9.72%	13.83%	8.19%	11.24%	13.22%	357
Russell Midcap® Index			13.98%	14.50%	11.65%	12.30%	9.65%
Russell Midcap® Value Index			8.81%	13.08%	10.71%	11.28%	9.96%
Global Value Team
Global Value Strategy	7/1/2007	$20,249	5.53%	13.39%	9.63%	12.13%	8.88%	426
MSCI All Country World Index			9.77%	13.38%	8.66%	8.18%	4.62%
Non-U.S. Value Strategy	7/1/2002	$21,189	(0.83)%	10.11%	6.72%	10.55%	12.13%	580
MSCI EAFE Index			2.74%	9.23%	4.41%	5.38%	6.33%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$193	(1.29)%	17.23%	6.07%	5.52%	5.66%	40
MSCI Emerging Markets Index			(0.81)%	12.35%	3.61%	5.40%	5.26%
Credit Team
High Income Strategy	4/1/2014	$3,237	5.69%	9.76%	—%	—%	7.61%	293
ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index			2.94%	8.19%	—%	—%	4.68%
Developing World Team
Developing World Strategy	7/1/2015	$2,282	(8.73)%	13.08%	—%	—%	6.00%	121
MSCI Emerging Markets Index			(0.81)%	12.35%	—%	—%	4.79%
Thematic Team
Thematic Strategy	5/1/2017	$186	35.10%	—%	—%	—%	38.32%	2,083
S&P 500 Market Index (Total Return)			17.91%	—%	—%	—%	17.49%
Other Assets Under Management[3]		$182

Total Assets Under Management		$116,573
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 11% of our assets under management at September 30, 2018, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the ICE BofA Merrill Lynch U.S. High Yield Master II Total Return Index. At times, this causes material differences in relative performance. The Global Equity, Global Discovery and Thematic strategies’ investments in initial public offerings (IPOs) made a material contribution to performance. IPO investments may contribute significantly to a small portfolio’s return, an effect that will generally decrease as assets grow. IPO investments may be unavailable in the future.
3 Other Assets Under Management includes AUM managed by the Credit Team in the Credit Opportunities strategy and by the Thematic Team in the Thematic Long/Short strategy, respectively. Strategy specific information has been omitted.